SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 4, 1999


                    THE DOW CHEMICAL COMPANY
     (Exact name of registrant as specified in its charter)


     Delaware             1-3433             38-1285128
  (State or other    (Commission File       (IRS Employer
  jurisdiction of         Number)        Identification No.)
  incorporation)


2030 Dow Center, Midland, Michigan             48674
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:(517) 636-1000


                         Not applicable
 (Former name or former address, if changed since last report.)



Item 5.  Other Events

     The Dow Chemical Company issued a press release on August 4,
1999, the text of which is as follows:



             DOW CHEMICAL AND UNION CARBIDE TO MERGE
             IN TRANSACTION VALUED AT $11.6 BILLION

    Creates Leading Global Chemical Company With Major Growth
                          Opportunities

Midland, Mich. and Danbury, Conn. (August 4, 1999) - The Dow Chemical Company (NYSE: DOW) and Union Carbide Corporation (NYSE:
UK) today announced that their boards of directors have approved a definitive merger agreement for a tax-free, stock-for-stock transaction. Under the agreement, Union Carbide shareholders will receive 0.537 shares of Dow for each share of Union Carbide they own. Based upon Dow's closing price of $124 11/16 on August 3, 1999, the transaction is valued at $66.96 per Union Carbide share, or $11.6 billion in aggregate including the assumption of $2.3 billion of net debt. The transaction is expected to be accounted for as a pooling of interests and accretive to Dow's earnings per share in the first year after closing.

The merger combines two of the industry's most technologically advanced global companies, with combined annual revenues of over $24 billion, operating income of $3 billion, a combined market capitalization of approximately $35 billion and assets of over $30 billion. It creates the world's 2nd largest chemical company overall, with leadership positions in both performance and basics businesses. The combined company will operate in 168 countries, employ about 49,000 people and rank number 50 on the Fortune 500.

William S. Stavropoulos, president and chief executive officer of Dow, said, "This transaction is a giant step in our strategy to transform Dow into the world's most productive, best `value-growth' company in the chemical industry. In phase one of our transformation, we improved and focused our portfolio, became the lowest-cost producer, developed a more consistent earnings stream and achieved financial flexibility. This made us a better company.

"In phase two, we are getting both better and bigger, including increased productivity and higher growth in earnings per share. This merger `jump starts' the growth phase of our strategy. It immediately adds new performance businesses as platforms for growth while strengthening the ones we already have. The merger also gives us greater opportunities and higher cash generation from our basics businesses. Together, our strengthened balanced sheet gives us the ability to further invest in internal growth and acquisitions.

"Through our increased scale and geographic scope, we will be well positioned for the next peak of the cycle with a broadened customer base across a wider range of products and applications. Together, we are creating a global corporation with the vision, management depth and technology leadership to reach our ambitious financial goals, including annual EPS growth in excess of 10% across the cycle," Stavropoulos added.

"We are companies with similar cultures and a complementary fit. This merger will draw upon the considerable talents of the employees of Union Carbide. A joint transition team has been established to drive the rapid integration of the two companies, combining the best practices and talent from each company to create the preeminent chemical company in the world," said Stavropoulos.

William H. Joyce, chairman and chief executive officer of Union Carbide, said, "This is the right move at a good time. In a consolidating chemical industry where fewer, more powerful companies will exist, the combination of Dow and Union Carbide now sets the gold standard for the industry. With its leading technologies and outstanding facilities, the new Dow has even stronger long-term prospects for profitable growth and enhancing shareholder value."

Joyce added, "Dow and Union Carbide are companies with similar cultures and dedication to technology, to high productivity and to quality standards. Both have long histories of commitment to their respective customers and employees, as well as to Responsible Care and the communities where we operate."

Since Dow's transformation began in 1993, the company has reduced structural costs by $2.2 billion and divested over $10 billion of non-strategic businesses. This included DowBrands, Destec, and Marion Merrell Dow. The company also added $10 billion in new business assets - $5 billion in new capacity additions and $5 billion in acquisitions, the latter including Sentrachem, Buna Sow Leuna Olefinverbund (BSL) and Mycogen. On August 2, the company announced an agreement to purchase ANGUS Chemical Company, a leading specialty chemicals firm.

Dow and Union Carbide have proven track records of reducing costs. The companies expect to achieve annual cost savings of at least $500 million by rationalizing corporate structural costs, achieving procurement savings (including feedstocks), and improving supply chain management. The scale and integration achieved will significantly reduce per unit costs. Savings are expected to begin upon closing and will be fully realized within two years, with about half in year one. After the integration is completed, it is anticipated that the company will have a workforce of approximately 49,000 employees, reflecting a reduction of about 4% of the combined workforce. Dow will seek to minimize workforce effects of the transaction through a combination of reduced hiring, attrition and other measures.

William Joyce, chairman and chief executive officer of Union Carbide, will join the Dow board of directors as vice chairman. In addition, one other member of the Union Carbide board will join the Dow board, bringing the total number of members to 17. Headquarters of the merged companies will be in Midland, Michigan.

Prior to the completion of the merger, Dow will issue approximately 3.8 million shares in order to qualify for pooling accounting treatment. Union Carbide stockholders will own approximately 25% of Dow after the merger. The merger is conditioned, among other things, upon the approval of Union Carbide stockholders, and appropriate regulatory authorities. The companies anticipate that the transaction will be completed early in the first quarter 2000.

Goldman, Sachs & Co. acted as financial advisor and provided a fairness opinion to Dow. Credit Suisse First Boston acted as financial advisor and provided a fairness opinion to Union Carbide. Mayer, Brown & Platt is legal counsel to Dow and Sullivan & Cromwell is legal counsel to Union Carbide.

Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities.
- Specialties & Intermediates - Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.
- Basic Chemicals & Polymers - Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and a large manufacturer of polypropylene, one of the world's fastest-growing, large-volume plastics. Union Carbide is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.

The Dow Chemical Company is a global science and technology-based company that develops and manufactures a portfolio of chemical, plastic and agricultural products and services for customers in 168 countries around the world. With annual sales of more than $18 billion, Dow conducts its operations through 14 global businesses employing 39,000 people. The company has 121 manufacturing sites in 32 countries and supplies more than 3,500 products.

This press release contains statements that are not historical facts and are forward-looking. Forward-looking statements include among others, statement relating to anticipated product plans, profitability, cost savings, revenue growth and strategic plans and goals. Such statements involve risks and uncertainties that could cause the company's results to differ materially from what is projected, including without limitation risks and uncertainties relating to: higher raw material costs or other expenses, increased competitive pricing pressure or other increases in competition. Fluctuation in demand for the company's products, currency fluctuations and the outcome of pending or future litigation and claims including those relating to environmental laws and regulations. In addition, the company's forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions. Further information can be found in Dow's and Union Carbide's filings with the Securities and Exchange Commission.


Contact for Dow Chemical 	     Contact for Union Carbide
Company:  				                 Corporation:

Name: Anne M. Ainsworth        Name: Sean S. Clancy
Phone: (517) 636-3920          Phone: (203) 794-6976


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    THE DOW CHEMICAL COMPANY
                           Registrant



                                        /s/ JOHN SCRIVEN
                                        John Scriven
                                        Vice President,
                                        General Counsel and
                                        Secretary


                                        Date:  August 4, 1999